ACCOUNTING SERVICES AGREEMENT
                          -----------------------------

     AGREEMENT dated as of ____________, 1998 between Clearbrook Investment Trust, a Delaware business trust (the "Trust"), and Countrywide Fund Services, Inc. ("Countrywide"), an Ohio corporation.

     WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust wishes to employ the services of Countrywide to provide the Trust with certain accounting and pricing services; and

     WHEREAS, Countrywide wishes to provide such services under the conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and Countrywide agree as follows:

     1.   APPOINTMENT.
          ------------

          The Trust hereby appoints and employs Countrywide as agent to perform those services described in this Agreement for the Trust. Countrywide shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth.

     2.   ACCOUNTING SERVICES
          -------------------

          Countrywide  shall  provide the following  accounting  services to the
Fund:

Determine Fund Valuation
------------------------

     - Calculate each day the net asset value of each series of the Trust, per share net asset value, per share net earnings, and other per share amounts as needed, in accordance with the Trust's current prospectus and statement of additional information and as of the time selected by the Trust's Board of Trustees;

     - Prepare and maintain a daily valuation of all securities and other assets of the Trust in accordance with instructions from a designated officer of the Trust or its investment adviser and in the manner set forth in the Trust's current prospectus and statement of additional information. When valuing the assets in the Trust, obtain prices form a pricing source approved by the Trust's Board of Trustees and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board shall approve, in good faith, the method for determining the fair value for such securities in the manner specified in the Trust's current registration statement. Countrywide may contract with and rely upon market quotations provided by outside services when valuing securities of the Trust;

     - Account for each day's share purchases, sales, exchanges, transfers, dividend reinvestments, and other share activity as reported by the transfer agent by the next business day; and

     - Communicate, at an agreed upon time, the daily per share price to the investment adviser and other parties as agreed upon from time to time.

Maintain Books and Records
--------------------------

     - Maintain and keep current a general ledger, in a form agreed upon by the Trust and Countrywide, for each series of the Trust, recording all income and expenses, capital share activity, and security transactions;

     -    Identify and record on a daily basis the interest and dividend accrual
          balances  and  calculate   gross  earnings  on  investments   for  the
          accounting period;

     - Determine and record gain/loss on security sales and record their short, mid, or long-term status, account for periodic distributions of gains or losses to shareholders and maintain daily undistributed gain or loss balances;

     -    Balance assets of the Trust with the Trust's custodian;

     - Maintain such further books and records as are necessary to enable Countrywide to perform its duties under this Agreement;

     -    Calculate daily cash figure for investment purposes;

     - Prepare and provide periodic but not less than monthly reports to the Trust and its authorized agents which include share purchases and redemptions and which document accounting detail to a level that supports month-end ledger balances;

     - Prepare and maintain complete, accurate, and current all records with respect to the Trust required to be maintained by the Trust under the Internal Revenue Code of 1986, as amended (the "Code"), and under the rules and regulations of the 1940 Act, and will preserve said records in the manner and for the periods prescribed in the Code and the 1940 Act;

     - Prepare the necessary supporting computations on a book and tax basis for the declaration and payment of dividends, including the updating of carryforward schedules and the calculation of dividend payments to ensure that each series of the Trust complies with the requirements of
          Section 851 of the Code (Subchapter M) and to ensure that the Trust avoids imposition of the excise tax under Section 4982 of the Code;

     - Monitor all tax compliance calculations to ensure that each series of the Trust continues to qualify as a regulated investment company pursuant to Subchapter M of the Code;

     - Maintain tax lot detail for each series of the Trust and calculate taxable gain/loss on security sales using the tax lot relief method designated by the Trust;

     - Maintain portfolio records on a trade date +1 basis using security trade information communicated from the investment adviser;

     - Maintain records required to fulfill the requirements of Form N-SAR and assist the Trust in completing Form N-SAR documentation;

     - Prepare the financial statements and supporting statements, footnotes, and per share information for the inclusion in the semiannual and annual reports;

     - Supervise and coordinate the typesetting, printing and distribution of financial statements, including semiannual and annual reports; and

     - Prepare and issue the fiscal year-end tax letters (60-day letters) to shareholders which reflect the per share characterization of the dividend distributions during the year.

Provide Payment Services
------------------------

     - Record authorized payment requests received from the Trust or its agents;

     -    Prepare  and send checks in the  appropriate  amounts and signed by an
          authorized   officer   of   Countrywide,   upon   receipt  of  written
          instructions signed by an officer or authorized agent of the Trust;

     - Account for Trust expenditures and maintain expense accrual balances at the level of accounting detail agreed upon by the Trust and Countrywide;

     -    Calculate the expense accrual amounts as directed by the Trust;

     -    Review  expense  account  activity  and  monitor  expense   limitation
          compliance; and

     -    Provide a minimum of monthly expense accrual and payment reporting.

Support Compliance Reporting
----------------------------

     - Assist the Trust's independent accountants with the annual audit by preparing a substantial amount of the annual audit workpapers;

     - Provide accounting records, data files, information and support to the Trust, the Securities and Exchange Commission, and the outside auditors retained by the Trust for their compliance efforts; and

     - Maintain accounting records according to the 1940 Act and regulations thereunder.

     3.   FURTHER ACTIONS.
          ----------------

          Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     4.   FEES.
          -----

          For the performance of the services under this Agreement, each series of the Trust shall pay Countrywide a monthly fee in accordance with the schedule attached hereto as Schedule A. The fees with respect to any month shall be paid to Countrywide on the last business day of such month. The Trust shall also promptly reimburse Countrywide for the cost of external pricing services utilized by Countrywide.

     5.   COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.
          ---------------------------------------------------

          The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Countrywide to perform any services for the Trust which services could cause Countrywide to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Trust's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by Countrywide, the Trust assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

     6.   CONFIDENTIALITY
          ---------------

          Countrywide agrees on behalf of itself and its employees and agents to treat confidentially all information relating to the Trust's business which is received by Countrywide during the course of rendering any service hereunder. Countrywide agrees on behalf of itself and its employees and agents to treat confidentially all records and other information relative to the Trust and its shareholders and shall not disclose to any other party, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Countrywide may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

     7.   REFERENCES TO COUNTRYWIDE.
          --------------------------

          The Trust shall not circulate any printed matter which contains any reference to Countrywide without the prior written approval of Countrywide, excepting solely such printed matter as merely identifies Countrywide as Administrative Services Agent, Transfer, Shareholder Servicing and Dividend Disbursing Agent and Accounting Services Agent. The Trust will submit printed matter requiring approval to Countrywide in draft form, allowing sufficient time for review by Countrywide and its counsel prior to any deadline for printing.

     8.   EQUIPMENT FAILURES.
          -------------------

          Countrywide shall take all steps necessary to minimize or avoid service interruptions, and has entered into one or more agreements making provision for emergency use of electronic data processing equipment. Countrywide shall have no liability with respect to equipment failures beyond its control.

     9.   PERFORMANCE OF SERVICE: LIMITED LIABILITY AND INDEMNIFICATION.
          --------------------------------------------------------------

          A. Countrywide shall exercise reasonable care and act in good faith in the performance of its duties under this Agreement. Countrywide may rely on information, regarding the Trust, reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Countrywide nor its shareholders, officers, directors, employees, agents, control persons or the affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except for any refusal or failure to comply with the terms of this Agreement or by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of Countrywide under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Countrywide under this Agreement.

          B. Any person, even though also a director, officer, employee, shareholder, or agent of Countrywide, or any of its affiliates, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust, to be rendering such services to or acting solely as an officer, trustee, employee or agent of the Trust and not as a director, officer, employee, shareholder or agent of or one under the control or direction of Countrywide or any of its affiliates, even though paid by one of those entities.

          C. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Countrywide, its directors, officers, employees, shareholders, agents, control persons and affiliates from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Countrywide may sustain or incur or which may be asserted against Countrywide by any person by reason of, or as a result of any action taken or omitted to be taken by Countrywide in good faith in reliance upon any certificate, instrument, order or share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust. However, indemnification under this subparagraph shall not apply to actions or omissions of

Countrywide or its directors, officers, employees, shareholders or agents in cases of its or their own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder. In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, Countrywide shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond Countrywide's control. Countrywide will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of Countrywide. Countrywide agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect Countrywide's premises and operating capabilities at any time during regular business hours of Countrywide, upon reasonable notice to Countrywide.

          D. In order that the indemnification provisions contained in this section shall apply, it is understood that in any case in which the Trust may be asked to indemnify or hold Countrywide harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that Countrywide will use all reasonable care to notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust.

          E. Countrywide shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Trust may sustain or incur or which may be asserted against the Trust by any person arising out of or attributed to any action taken or omitted to be taken by Countrywide as a result of Countrywide's refusal or failure to comply with the terms of this Agreement, or from its bad faith, gross negligence, or willful misconduct of Countrywide or any of its employees and agents.

     10.  TERMINATION.
          ------------

          A. The provisions of this Agreement shall be effective on the date first above written, shall continue in effect for two years from that date and shall continue in force from year to year thereafter, but only so long as such continuance is approved a) by the Trust (1) by vote, cast in person at a meeting called for the purpose, of a majority of the

Trust's trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (2) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities, and b) by Countrywide.

          B. Either party may terminate this Agreement on any date by giving the other party at least sixty (60) days' prior written notice of such termination specifying the date fixed therefor. Upon termination of this Agreement, the Trust shall pay to Countrywide such compensation as may be due, prorated, as of the date of such termination, and shall likewise reimburse Countrywide for any out-of-pocket expenses and disbursements reasonably incurred by Countrywide to such date, and otherwise subject to reimbursement hereunder. Termination of this Agreement pursuant to this Section 10 shall be without the payment of any penalty.

          C. In the event that in connection with the termination of this Agreement a successor to any of Countrywide's duties or responsibilities under this Agreement is designated by the Trust by written notice to Countrywide, Countrywide shall, promptly upon such termination and at the expense of the Trust, transfer all records maintained by Countrywide under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from Countrywide's knowledgeable personnel in the establishment of books, records and other data by such successor.

     11.  SERVICES FOR OTHERS.
          --------------------

          Nothing in this Agreement shall prevent Countrywide or any affiliated person (as defined in the 1940 Act) of Countrywide from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Countrywide expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

     12.  LIMITATION OF LIABILITY.
          ------------------------

          It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

     13.  SEVERABILITY.
          -------------

          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     14.  QUESTIONS OF INTERPRETATION.
          ----------------------------

          This Agreement shall be governed by the laws of the State of Delaware. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     15.  NOTICES.
          --------

          All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

    To the Trust:         Clearbrook Investment Trust
                          8000 Towers Crescent Drive, Suite 1350
                          Vienna, Virginia 22183
                          Attention: David J. Ortiz

    To Countrywide:       Countrywide Fund Services, Inc.
                          312 Walnut Street, 21st Floor
                          Cincinnati, Ohio 45202
                          Attention:  Robert G. Dorsey

or to such other address as any party may designate by notice complying with the terms of this Section 15. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     16.  AMENDMENT.
          ----------

          This Agreement may not be amended or modified except by a written agreement executed by both parties.

     17.  BINDING EFFECT.
          ---------------

          Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

     18.  COUNTERPARTS.
          -------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     19.  FORCE MAJEURE.
          --------------

          If Countrywide shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance. Countrywide shall take all reasonable steps to minimize service interruptions and have reasonable contingency plans with appropriate parties to address any periods that such interruptions continue beyond Countrywide's control.

     20.  MISCELLANEOUS.
          --------------

          The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                        CLEARBROOK INVESTMENT TRUST

                                        By:
                                           -------------------------------
                                        Its: President


                                        COUNTRYWIDE FUND SERVICES, INC.

                                        By:
                                           -------------------------------
                                        Its: President

                                                                      Schedule A
                                                                      ----------

                                  COMPENSATION
                                  ------------

     Each series of the Trust will pay Countrywide a monthly fee, according to the average monthly net assets of such series during such month, as follows:


     Monthly Fee                                 Average Net Assets During Month
     -----------                                 -------------------------------

       $2,000                                                 $0 - $ 50,000,000
       $2,500                                        $50,000,000 - $100,000,000
       $3,000                                       $100,000,000 - $200,000,000
       $4,000                                       $200,000,000 - $300,000,000
       $5,000 + .001% of                                    Over   $300,000,000
       average net assets
       over $300,000,000